SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of

September 18, 2013, by and between MYRIAD INTERACTIVE MEDIA, INC., a Delaware corporation, with headquarters located at 7 Ingram Drive - Suite 128, Toronto, Ontario M6M

2L7 (the “Company”), and ASHER ENTERPRISES, INC., a Delaware corporation, with its address at 1 Linden Place, Suite 207, Great Neck, NY 11021 (the “Buyer”).

WHEREAS:

A.

The Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the rules and regulations as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the

Securities Act of 1933, as amended (the “1933 Act”);

B.

Buyer desires to purchase and the Company desires to issue and sell, upon the terms and conditions set forth in this Agreement an 8% convertible note of the Company, in the form attached hereto as Exhibit A, in the aggregate principal amount of $32,500.00 (together with any note(s) issued in replacement thereof or as a dividend thereon or otherwise with respect thereto in accordance with the terms thereof, the “Note”), convertible into shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”), upon the terms and subject to the limitations and conditions set forth in such Note.

C.

The Buyer wishes to purchase, upon the terms and conditions stated in this

Agreement, such principal amount of Note as is set forth immediately below its name on the signature pages hereto; and

NOW THEREFORE, the Company and the Buyer severally (and not jointly) hereby agree as follows:

1.

Purchase and Sale of Note.

a.

Purchase of Note. On the Closing Date (as defined below), the

Company shall issue and sell to the Buyer and the Buyer agrees to purchase from the Company such principal amount of Note as is set forth immediately below the Buyer’s name on the signature pages hereto.

b.

Form of Payment. On the Closing Date (as defined below), (i) the

Buyer shall pay the purchase price for the Note to be issued and sold to it at the Closing (as defined below) (the “Purchase Price”) by wire transfer of immediately available funds to the

Company, in accordance with the Company’s written wiring instructions, against delivery of the

Note in the principal amount equal to the Purchase Price as is set forth immediately below the

Buyer’s name on the signature pages hereto, and (ii) the Company shall deliver such duly executed Note on behalf of the Company, to the Buyer, against delivery of such Purchase Price.

c.

Closing Date. Subject to the satisfaction (or written waiver) of the conditions thereto set forth in Section 6 and Section 7 below, the date and time of the issuance and sale of the Note pursuant to this Agreement (the “Closing Date”) shall be 12:00 noon,

Eastern Standard Time on or about September 20, 2013, or such other mutually agreed upon time. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date at such location as may be agreed to by the parties.

2.

Buyer’s Representations and Warranties.

The Buyer represents and

warrants to the Company that:

a.

Investment Purpose.

As of the date hereof, the Buyer is

purchasing the Note and the shares of Common Stock issuable upon conversion of or otherwise pursuant to the Note (including, without limitation, such additional shares of Common Stock, if any, as are issuable (i) on account of interest on the Note, (ii) as a result of the events described in Sections 1.3 and 1.4(g) of the Note or (iii) in payment of the Standard Liquidated Damages

Amount (as defined in Section 2(f) below) pursuant to this Agreement, such shares of Common

Stock being collectively referred to herein as the “Conversion Shares” and, collectively with the

Note, the “Securities”) for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the

1933 Act; provided, however, that by making the representations herein, the Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

b.

Accredited Investor Status. The Buyer is an “accredited investor”

as that term is defined in Rule 501(a) of Regulation D (an “Accredited Investor”).

c.

Reliance on Exemptions.

The Buyer understands that the

Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer’s compliance with, the representations,

warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in

2

order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

d.

Information. The Buyer and its advisors, if any, have been, and for so long as the Note remain outstanding will continue to be, furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Buyer or its advisors. The Buyer and its advisors, if any, have been, and for so long as the Note remain outstanding will continue to be,

afforded the opportunity to ask questions of the Company. Notwithstanding the foregoing, the

Company has not disclosed to the Buyer any material nonpublic information and will not disclose such information unless such information is disclosed to the public prior to or promptly following such disclosure to the Buyer. Neither such inquiries nor any other due diligence investigation conducted by Buyer or any of its advisors or representatives shall modify, amend or affect Buyer’s right to rely on the Company’s representations and warranties contained in

Section 3 below.

The Buyer understands that its investment in the Securities involves a significant degree of risk. The Buyer is not aware of any facts that may constitute a breach of any of the Company's representations and warranties made herein.

e.

Governmental Review.

The Buyer understands that no United

States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

f.

Transfer or Re-sale. The Buyer understands that (i) the sale or re-

sale of the Securities has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Securities may not be transferred unless (a) the Securities are sold pursuant to an effective registration statement under the 1933 Act, (b) the Buyer shall have delivered to the Company, at the cost of the Buyer, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by the Company, (c) the

Securities are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the

1933 Act (or a successor rule) (“Rule 144”)) of the Buyer who agrees to sell or otherwise transfer the Securities only in accordance with this Section 2(f) and who is an Accredited

Investor, (d) the Securities are sold pursuant to Rule 144, or (e) the Securities are sold pursuant to Regulation S under the 1933 Act (or a successor rule) (“Regulation S”), and the Buyer shall have delivered to the Company, at the cost of the Buyer, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by the Company; (ii) any sale of such Securities made in reliance on

Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is

3